                                                                    EXHIBIT 3.15

[LOGO]         Industry Canada         Industrie Canada

  Certificate                                                 Certificat
  of Continuance                                              de prorogation

  Canada Business                                             Loi canadienne sur
  Corporations Act                                            les societes par actions

  CF Cable TV inc.

  CF Cable TV inc.                                                                  398791-4

  ----------------------------------------------------        ----------------------------------------------------
  Name of corporation -- Denomination de la societe           Corporation number -- Numero de la societe

  I hereby certify that the above-named corporation was       Je certifie que la societe susmentionnee a ete
    continued under section 187 of the CANADA BUSINESS        proroguee en vertu de l'article 187 de la LOI
  CORPORATIONS ACT, as set out in the attached articles       CANADIENNE SUR LES SOCIETES PAR ACTIONS, tel qu'il
  of continuance.                                             est indique dans les clauses de prorogation
                                                              ci-jointes.

                        (SIGNED)                                     December 20, 2001 / le 20 decembre 2001

                  Director -- Directeur                           Date of Continuance -- Date de la prorogation
  Canada

[LOGO]                    Industry Canada           Industrie Canada                  FORM 11                 FORMULE 11
                                                                                    ARTICLES OF         CLAUSES DE PROROGATION
                          Canada Business           Loi canadienne sur les          CONTINUANCE              (ARTICLE 187)
                          Corporations Act          societes par actions           (SECTION 187)

1 -  Name of corporation                                           Denomination de la societe

                                                                   CF Cable TV inc.

                                                                   CF Cable TV Inc.
2 -  The place in Canada where the registered office is to be      Lieu au Canada ou doit etre situe le siege social
     situated

                                                                   Province of Quebec
3 -  The classes and any maximum number of shares that the         Categories et tout nombre maximal d'actions que la societe
     corporation is authorized to issue                            est autorisee a emettre

                                                                   The attached Schedule A forms an integral part hereof.
4 -  Restrictions, if any, on share transfers                      Restrictions sur le transfert des actions, s'il y a lieu

                                                                   The attached Schedule B forms an integral part hereof.
5 -  Number (or minimum and maximum number) of directors           Nombre (ou nombre minimal et maximal) d'administrateurs

                                                                   MINIMUM:  1          MAXIMUM:  10
6 -  Restrictions, if any, on business the corporation may carry   Limites imposes a l'activite commerciale de la societe, s'il
     on                                                            y a lieu

                                                                   N/A
7 -  (1) If change of name effected, previous name                 (1) S'il y a changement de denomination, denomination
                                                                   anterieure

                                                                   CF Cable TV inc.

                                                                   (2) Details de la constitution

                                                                   February 19, 1988.
8 -  Other provisions, if any                                      Autres dispositions, s'il y a lieu

                                                                   The attached Schedule C forms an integral part hereof.

Date                                          Signature                              Title -- Titre

                                              (SIGNED)                               Executive Vice President and Chief
                                                                                     Financial Officer
FOR DEPARTMENTAL USE ONLY -- A L'USAGE DU MINISTERE SEULEMENT                        Filed -- Deposee
Corporation No. -- N(o) de la societe

                                     398791-4                                        December 21, 2001

      IC 3247 (01-95) (CCA 1391)

                                  SCHEDULE "A"

                                relating to the

                                 SHARE CAPITAL

The unlimited share capital of the Corporation shall be comprised of eight
(8) classes of shares with the following rights, privileges, conditions and restrictions:

A. CLASS "A" SHARES: There shall be an unlimited number of class "A" shares, without par value, with the following rights, privileges, conditions and restrictions:

    (1) Dividends and Participation. Subject to the rights and privileges conferred by the other classes of shares, holders of class "A" shares shall have the following rights, PARI PASSU with holders of class "B" and class "H" shares:

       (a) participate in the property, profits and surplus assets of the Corporation and, to this end, receive all dividends declared by the Corporation; and

       (b) share in the remaining property of the Corporation upon its liquidation.

    (2) Restriction. In addition to the conditions imposed by section 42 and subsections 34(2) and 35(3) of the CANADA BUSINESS CORPORATIONS ACT, respectively, the Corporation shall not pay any dividends on the class "A" shares or purchase any such shares by mutual agreement if, in doing so, the realizable value of the Corporation's net assets would be insufficient to redeem the class "D" and class "E" shares.

    (3) Voting Rights. Holders of class "A" shares shall be entitled to vote at all meetings of shareholders of the Corporation and each class "A" share shall confer one (1) vote upon them, except at meetings where the right to vote is limited to holders of shares of another class.

B. CLASS "B" SHARES: There shall be an unlimited number of class "B" shares, without par value, with the following rights, privileges, conditions and restrictions:

    (1) Dividends and Participation. Subject to the rights and privileges conferred by the other classes of shares, holders of class "B" shares shall have the following rights, PARI PASSU with holders of class "A" and class "H" shares:

       (a) participate in the property, profits and surplus assets of the Corporation and, to this end, receive all dividends declared by the Corporation; and

       (b) share in the remaining property of the Corporation upon its liquidation.

    (2) Restriction. In addition to the conditions imposed by section 42 and subsections 34(2) and 35(3) of the CANADA BUSINESS CORPORATIONS ACT, the Corporation shall not pay any dividends on the class "B" shares or purchase any such shares by mutual agreement if, in doing so, the realizable value of the Corporation's net assets would be insufficient to redeem the class "D" and class "E" shares.

    (3) Voting Rights. Holders of class "B" shares shall be entitled to vote at all meetings of shareholders of the Corporation and each class "B" share shall confer one (1) vote upon them, except at meetings where the right to vote is limited to holders of shares of another class.

    (4) Right to Exchange. Subject to the combined approval of the directors of the Corporation and of the holders of the majority of the outstanding class "D" shares, holders of class "B" shares shall be entitled to require, upon demand and with respect to all or part of their shares, the issuance of one class "D" share in exchange for any class "B" share, the whole in accordance with the following proportions: the conversion rate shall be one class "D" share for each class "B" share exchanged, with the new class "D" share having attributed thereto the exact same amount as the amount paid into the appropriate subdivision of the issued and paid-up share capital account for the class "B" share that has been exchanged.

    C. CLASS "C" SHARES: There shall be an unlimited number of class "C" shares, without par value, with the following rights, privileges, conditions and restrictions:

    (1) Dividends and Participation. Holders of class "C" shares shall not participate in the profits or surplus assets of the Corporation and, to this end, they are not entitled to receive any dividends declared by the Corporation.

    (2) Repayment. If the Corporation's assets are distributed for any reason whatsoever, including a dissolution, voluntary liquidation or forced liquidation, holders of class "C" shares shall be entitled, in preference to holders of all other classes of shares, to repayment of the amount paid into the stated capital account for the class "C" shares.

    (3) Voting Rights. Holders of class "C" shares shall be entitled to vote at all meetings of shareholders of the Corporation and each class "C" share shall confer one (1) vote upon them, except at meetings where the right to vote is limited to holders of shares of another class.

    (4) Automatic Redemption. Subject to the provisions of subsection 36(2) of the CANADA BUSINESS CORPORATIONS ACT, the Corporation shall automatically redeem the class "C" shares held by a shareholder upon his death. The Corporation shall have thirty (30) days from the date of death within which to pay to the deceased's testamentary executors or administrators a price equal to the amount paid for these shares into the stated capital account for the class "C" shares, the whole upon receipt of the certificates representing the redeemed shares.

       The class "C" shares which have been so redeemed shall be cancelled as of their redemption date and, in accordance with the provisions of subsection 39(1) of the CANADA BUSINESS CORPORATIONS ACT, the Corporation shall reduce the stated capital account for the class "C" shares.

    (5) Right to Purchase. Subject to the provisions of subsections 34(2) and 35(3) of the CANADA BUSINESS CORPORATIONS ACT, the Corporation may, when it deems it appropriate, purchase by mutual agreement and at the best possible price, all or part of the outstanding class "C" shares, the whole without being required to give a notice or take the other classes of shares into account.

       The class "C" shares which have been so purchased shall be cancelled automatically as of their purchase date and, in accordance with the provisions of subsection 39(1) of the CANADA BUSINESS CORPORATIONS ACT, the Corporation shall reduce the stated capital account for the class "C" shares.

D. CLASS "D" SHARES: There shall be an unlimited number of class "D" shares, without par value, with the following rights, privileges, conditions and restrictions:

    (1) Dividends. Holders of class "D" shares shall be entitled to receive, in preference to holders of class "A", class "B", class "E", class "F", class "G" and class "H" shares, from the funds available for the payment of dividends and when dividends are declared by the Corporation, a monthly, preferred and non-cumulative dividend which shall not exceed the declared dividend and which shall be equal to one percent (1%) per month of the "redemption value" of the class "D" shares, as such "redemption value" is defined in paragraph (5) hereinbelow. The Corporation shall not declare a dividend for more than one month at a time, and the directors shall determine the date, time and terms and conditions of payment thereof.

    (2) Repayment. If the Corporation's assets are distributed for any reason whatsoever, including a dissolution, voluntary liquidation or forced liquidation, holders of class "D" shares shall be entitled, in preference to holders of class "A", class "B", class "E", class "F", class "G" and class "H" shares, but after holders of class "C" shares, to the payment of the "redemption value" of the class "D" shares, as such "redemption value" is defined in paragraph (5) hereinbelow, plus any declared but unpaid dividends on the class "D" shares.

    (3) Additional Participation. The class "D" shares shall not confer any other right to share in any of the profits or surplus assets of the Corporation.

    (4) Voting Rights. Subject to the provisions of the CANADA BUSINESS CORPORATIONS ACT, holders of class "D" shares shall not, in their capacity as such, be entitled to receive notices of meetings of shareholders of the Corporation, attend same or vote thereat.

    (5) Right of Redemption. Subject to the provisions of subsection 36(2) of the CANADA BUSINESS CORPORATIONS ACT, holders of class "D" shares shall, at all times and upon written notice, be entitled to require the Corporation to redeem their shares at a price equal to the amount paid for these shares into the stated capital account for the class "D" shares, plus a premium equal to the difference between the amount paid for these shares into the stated capital account for the class "D" shares and the fair market value of the class "A" [SIC] shares upon their exchange for class "D" shares.

       The redemption price so determined shall be the "redemption value" of the class "D" shares, to which shall be added, if applicable, the amount to be paid by the Corporation as declared, but unpaid, dividends on the said class "D" shares. In establishing the value of the aforementioned premium, the Corporation and the holders of class "D" shares shall rely on the fair market value of the class "B" shares upon their exchange for class "D" shares.

       In case of disagreement with the federal or provincial Ministry of Revenue, the Ministry of Revenue's evaluation of the fair market value of the class "B" shares upon their exchange shall prevail, and the amount of the premium shall be adjusted accordingly, if the Ministry of Revenue provides the Corporation and the holder of class "D" shares the opportunity to contest its evaluation with the Ministry of Revenue or before the courts. In case of discrepancy between the federal and provincial evaluations, the amount of the premium shall be based on the lower of the evaluations established in accordance with an uncontested assessment or a final judgment, as the case may be.

       The class "D" shares which have been so redeemed at the request of a shareholder shall be cancelled as of their redemption date and, in accordance with the provisions of subsection 39(1) of the CANADA BUSINESS CORPORATIONS ACT, the Corporation shall reduce the stated capital account for the class "D" shares.

    (6) Right to Purchase. Subject to the provisions of subsections 34(2) and 35(3) of the CANADA BUSINESS CORPORATIONS ACT, the Corporation may, when it deems it appropriate, purchase by mutual agreement and at the best possible price, all or part of the outstanding class "D" shares, the whole without being required to give a notice or take the other classes of shares into account. However, the purchase price shall not, under any circumstances, exceed the aforementioned redemption price or exceed the realizable value of the Corporation's net assets.

       The class "D" shares which have been so purchased shall be cancelled automatically as of their purchase date and, in accordance with the provisions of subsection 39(1) of the CANADA BUSINESS CORPORATIONS ACT, the Corporation shall reduce the stated capital account for the class "D" shares.

E. CLASS "E" SHARES: There shall be an unlimited number of class "E" shares, without par value, with the following rights, privileges, conditions and restrictions:

    (1) Dividends. When dividends are declared by the Corporation, holders of class "E" shares shall be entitled to receive, in preference to holders of class "A", class "B", class "F", class "G" and class "H" shares, but after holders of class "D shares, from the funds available for the payment of dividends, a monthly, preferred and non-cumulative dividend which shall not exceed the declared dividend and which shall be equal to one percent (1%) per month of the "redemption value" of the class "E" shares, as such "redemption value" is defined in paragraph (5) hereinbelow. The Corporation shall not declare a dividend for more than one month at a time, and the directors shall determine the timing and the terms and conditions of payment thereof.

    (2) Repayment. If the Corporation's assets are distributed for any reason whatsoever, including a dissolution, voluntary liquidation or forced liquidation, holders of class "E" shares shall be entitled, in preference to holders of class "A", class "B", class "F", class "G" and class "H" shares, but after holders of class "C" and class "D" shares, to the payment of the "redemption value" of the class "E" shares, as such "redemption value" is defined in paragraph (5) hereinbelow, plus any declared but unpaid dividends on the class "E" shares.

    (3) Additional Participation. The class "E" shares shall not confer any other right to share in any of the profits or surplus assets of the Corporation.

    (4) Voting Rights. Subject to the provisions of the CANADA BUSINESS CORPORATIONS ACT, holders of class "E" shares shall not, in their capacity as such, be entitled to receive notices of meetings of shareholders of the Corporation, attend same or vote thereat.

    (5) Right of Redemption. Subject to the provisions of subsection 36(2) of the CANADA BUSINESS CORPORATIONS ACT, each holder of class "E" shares shall, at all times and upon written notice, be entitled to require the Corporation to redeem all or part of his shares at a price equal to the amount paid for the said share(s) into the stated capital account for the class "E" shares, plus a premium equal to the difference between the fair market value of the consideration received by the Corporation upon the issuance of the said class "E" share(s), as consideration for the issuance thereof, and the total of the following amounts:

       (a) the amount paid for the said share(s) into the stated capital account for the class "E" shares, and

       (b) the fair market value of any property, other than a class "E" share, given by the Corporation as payment for such consideration.

       The redemption price so determined shall be the "redemption value" of the said class "E" share(s), to which shall be added, if applicable, the amount to be paid by the Corporation as declared, but unpaid, dividends on the said class "E" share(s). The Corporation and the person subscribing for class "E" shares shall, upon the issuance of the class "E" shares, mutually determine the fair market value of the aforementioned consideration. In case of disagreement with the federal or provincial Ministry of Revenue, the Ministry's evaluation of the fair market value of said consideration shall prevail, and the amount of the premium shall be adjusted accordingly, if the Ministry provides the Corporation and the holder of class "E" shares the opportunity to contest its evaluation with the Ministry or before the courts. In case of discrepancy between the federal and provincial evaluations, the amount of the premium shall be based on the lower of the evaluations established in accordance with an uncontested assessment or a final judgment, as the case may be.

       If, before the redemption price provided for in the preceding sentence is adjusted, the Company has paid an amount, in cash or in any other form of consideration, to a holder of class "E" shares, whether in connection with a redemption or purchase of class "E" shares either at the option of the holder or of the Company, and the amount so paid for the class "E" shares differs from the redemption price as adjusted, the holder or the Company, as the case may be, shall immediately pay to the holder or to the Company, as the case may be, the necessary amount to ensure that the amount paid in connection with such redemption or purchase is equal to the redemption price as so adjusted.

       Furthermore, if, at the time of the adjustment, dividends have already been declared and paid on the class "E" shares, the dividends shall be adjusted so as to reflect the adjustment in the redemption price.

       The Corporation shall redeem class "E" shares without taking the other classes of shares into account, and it shall have thirty (30) days from the date of redemption within which to pay the redemption price to the former holder of class "E" shares. If the provisions of subsection 36(2) of the CANADA BUSINESS CORPORATIONS ACT do not allow the Corporation to respect this deadline, the Corporation shall pay an initial portion of the redemption price within the said period of thirty
       (30) days and it shall pay any unpaid balance as soon as it is legally entitled to do so.

       Any class "E" share which has been so redeemed at the option of its holder shall be cancelled as of its redemption date and, in accordance with the provisions of subsection 39(1) of the CANADA BUSINESS CORPORATIONS ACT, the Corporation shall reduce the stated capital account for the class "E" shares.

    (6) Right to Purchase. Subject to the provisions of subsections 34(2) and 35(3) of the CANADA BUSINESS CORPORATIONS ACT, the Corporation may, when it deems it appropriate, purchase by mutual agreement and at the best possible price, all or part of the outstanding class "E" shares, the whole without being required to give a notice or take the other classes of shares into account. However, the purchase price shall not, under any circumstances, exceed the aforementioned redemption price or exceed the realizable value of the Corporation's net assets.

       The class "E" shares which have been so purchased shall be cancelled automatically as of their purchase date and, in accordance with the provisions of subsection 39(1) of the CANADA BUSINESS CORPORATIONS ACT, the Corporation shall reduce the stated capital account for the class "E" shares.

F. CLASS "F" SHARES: There shall be an unlimited number of class "F" shares, without par value, with the following rights, privileges, conditions and restrictions:

    (1) Dividends. When dividends are declared by the Corporation, holders of class "F" shares shall be entitled to receive, in preference to holders of class "A", class "B", class "G" and class "H" shares, but after holders of class "D and class "E" shares, from the funds available for the payment of dividends, an annual, preferred and non-cumulative dividend which shall not exceed the declared dividend and which shall be equal to one dollar ($1) per share; the directors shall determine the timing and the terms and conditions of payment thereof.

    (2) Repayment. If the Corporation's assets are distributed for any reason whatsoever, including a dissolution, voluntary liquidation or forced liquidation, holders of class "F" shares shall be entitled, in preference to holders of class "A", class "B", class "G" and class "H" shares, but after holders of class "C", class "D" and class "E" shares, to repayment of the amount paid for the said shares into the stated capital account for the class "F" shares, plus any declared but unpaid dividends on the class "F" shares.

    (3) Additional Participation. The class "F" shares shall not confer any other right to share in any of the profits or surplus assets of the Corporation.

    (4) Voting Rights. Subject to the provisions of the CANADA BUSINESS CORPORATIONS ACT, holders of class "F" shares shall not, in their capacity as such, be entitled to receive notices of meetings of shareholders of the Corporation, attend same or vote thereat.

    (5) Right of Redemption. Subject to the provisions of subsection 36(2) of the CANADA BUSINESS CORPORATIONS ACT, holders of class "F" shares shall, at all times and upon written notice, be entitled to require the Corporation to redeem all or part of their shares at a price equal to the amount paid for the said shares into the stated capital account for the class "F" shares, plus, if applicable, the amount to be paid by the Corporation as declared, but unpaid, dividends on the said class "F" shares. The Corporation shall carry out the redemption upon receipt of the redemption request, and it shall have thirty (30) days following such date within which to pay the redemption price to the former holders of class "F" shares. If the provisions of subsection 36(2) of the CANADA BUSINESS CORPORATIONS ACT do not allow the Corporation to respect this deadline, the Corporation shall pay an initial portion of the redemption price within the said period of thirty (30) days and it shall pay any unpaid balance as soon as it is legally entitled to do so.

       The class "F" shares which have been so redeemed at the request of a shareholder shall be cancelled as of their redemption date and, in accordance with the provisions of the CANADA BUSINESS CORPORATIONS ACT, the Corporation shall reduce the stated capital account for the class "F" shares.

    (6) Right to Purchase. Subject to the provisions of subsections 34(2) and 35(3) of the CANADA BUSINESS CORPORATIONS ACT, the Corporation may, when it deems it appropriate, purchase by mutual agreement and at the best possible price, all or part of the outstanding class "F" shares, the whole without being required to give a notice or take the other classes of shares into account.

       The class "F" shares which have been so purchased shall be cancelled automatically as of their purchase date and, in accordance with the provisions of the CANADA BUSINESS CORPORATIONS ACT, the Corporation shall reduce the stated capital account for the class "F" shares.

G. CLASS "G" SHARES: There shall be an unlimited number of class "G" shares, without par value, with the following rights, privileges, conditions and restrictions:

    (1) Dividends. When dividends are declared by the Corporation, holders of class "G" shares shall be entitled to receive, in preference to holders of class "A", class "B" and class "H" shares, but after holders of class "D, class "E" and class "F" shares, from the funds available for the payment of dividends, an annual, preferred and non-cumulative dividend which shall not exceed the declared dividend and which shall be equal to one dollar ($1) per share; the directors shall determine the timing and the terms and conditions of payment thereof.

    (2) Repayment. If the Corporation's assets are distributed for any reason whatsoever, including a dissolution, voluntary liquidation or forced liquidation, holders of class "G" shares shall be entitled, in preference to holders of class "A", class "B" and class "H" shares, but after holders of class "C", class "D", class "E" and class "F" shares, to repayment of the amount paid for the said shares into the stated capital account for the class "G" shares, plus any declared but unpaid dividends on the class "G" shares.

    (3) Additional Participation. The class "G" shares shall not confer any other right to share in any of the profits or surplus assets of the Corporation.

    (4) Voting Rights. Subject to the provisions of the CANADA BUSINESS CORPORATIONS ACT, holders of class "G" shares shall not, in their capacity as such, be entitled to receive notices of meetings of shareholders of the Corporation, attend same or vote thereat.

    (5) Unilateral Right of Redemption. Subject to the provisions of subsection 36(2) of the CANADA BUSINESS CORPORATIONS ACT, the Corporation may, when it deems it appropriate and upon written notice of thirty
       (30) days, unilaterally redeem the class "G" shares at a price equal to the amount paid for these shares into the stated capital account for the class "G" shares, plus, if applicable, the amount of the declared, but unpaid, dividends on the said shares. If the Corporation carries out a partial redemption, such redemption shall be carried out pro rata to the number of class "G" shares outstanding, without taking share fractions into account.

       The class "G" shares which have been so redeemed shall be cancelled as of their redemption date and, in accordance with the provisions of subsection 39(1) of the CANADA BUSINESS CORPORATIONS ACT, the Corporation shall reduce the stated capital account for the class "G" shares.

    (6) Right to Purchase. Subject to the provisions of subsections 34(2) and 35(3) of the CANADA BUSINESS CORPORATIONS ACT, the Corporation may, when it deems it appropriate, purchase by mutual agreement and at the best possible price, all or part of the outstanding class "G" shares, the whole without being required to give a notice or take the other classes of shares into account.

       The class "G" shares which have been so purchased shall be cancelled automatically as of their purchase date and, in accordance with the provisions of subsection 39(1) of the CANADA BUSINESS CORPORATIONS ACT, the Corporation shall reduce the stated capital account for the class "G" shares.

H. CLASS "H" SHARES: There shall be an unlimited number of class "H" shares, without par value, with the following rights, privileges, conditions and restrictions:

    (1) Dividends and Participation. Subject to the rights and privileges conferred by the other classes of shares, holders of class "H" shares shall have the following rights, PARI PASSU with holders of class "A" and class "B" shares:

       (a) participate in the property, profits and surplus assets of the Corporation and, to this end, receive all dividends declared by the Corporation; and

       (b) share in the remaining property of the Corporation upon its liquidation.

    (2) Restriction. In addition to the conditions imposed by section 42 and subsections 34(2) and 35(3) of the CANADA BUSINESS CORPORATIONS ACT, the Corporation shall not pay any dividends on the class "H" shares or purchase any such shares by mutual agreement if, in doing so, the realizable value of the Corporation's net assets would be insufficient to redeem the class "D" and class "E" shares.

    (3) Voting Rights. Subject to the provisions of the CANADA BUSINESS CORPORATIONS ACT, holders of class "H" shares shall not, in their capacity as such, be entitled to receive notices of meetings of shareholders of the Corporation, attend same or vote thereat.

    (4) Right of Redemption. Subject to the provisions of subsection 36(2) of the CANADA BUSINESS CORPORATIONS ACT, holders of class "H" shares shall, at all times and upon written notice, be entitled to require the Corporation to redeem all or part of their shares at a price equal to the amount paid for the said shares into the stated capital account for the class "H" shares. The Corporation shall carry out the redemption upon receipt of the redemption request, and it shall have thirty (30) days following such date within which to pay the redemption price to the former holders of class "H" shares. If the provisions of subsection 36(2) of the CANADA BUSINESS CORPORATIONS ACT do not allow the Corporation to respect this deadline, the Corporation shall pay an initial portion of the redemption price within the said period of thirty
       (30) days and it shall pay any unpaid balance as soon as it is legally entitled to do so.

       The class "H" shares which have been so redeemed at the request of a shareholder shall be cancelled as of their redemption date and, in accordance with the provisions of subsection 39(1) of the CANADA BUSINESS CORPORATIONS ACT, the Corporation shall reduce the stated capital account for the class "H" shares.

                                  SCHEDULE "B"

                                  relating to

                       RESTRICTIONS ON SHARE ASSIGNMENTS

    No shares of the Corporation shall be assigned without the consent of the directors, which consent shall be evidenced by a resolution of the board of directors. However, such consent may be given after the assignment has been recorded in the Corporation's minute book, in which case such consent shall be valid and shall take effect retroactively on the date the assignment of shares was recorded.

                                  SCHEDULE "C"

                                  relating to

                                OTHER PROVISIONS

1. The number of shareholders of the Corporation shall be limited to 50, exclusive of present or former employees of the Corporation or of a subsidiary; two or more persons jointly holding one or more shares shall be counted as one shareholder.

2. There shall not be any distribution of securities to the public by the Corporation.

3.  The directors may, whenever they deem appropriate:

    (a) borrow money on the credit of the Corporation;

    (b) issue debentures or other securities of the Corporation and pledge or sell same for such sums and at such price as may be deemed expedient;

    (c) hypothecate the immovable or movable property of the Corporation or otherwise encumber the movable property of the Corporation.

    None of the provisions of the preceding paragraphs shall limit or restrict the sums borrowed by the Corporation by means of any bill of exchange or promissory note made, drawn, accepted or endorsed by or on behalf of the Corporation.